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                                                                 EXHIBIT (23)(B)
                      CONSENT OF COOPERS & LYBRAND L.L.P.

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of First Union Corporation of our report dated January 19, 1995, on our audit of the 1994 statement of operations, and changes in stockholders' equity and cash flows of Covenant Bank as included in ANNEX A of the Registration Statement. We also consent to the reference to our firm under the caption "Experts."

                                         COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
December 10, 1997